Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Second Quarter Fiscal 2018 Results

Total Revenues of $59.3 Million, a 9% Increase from the Second Quarter Last Year

Net Income Attributable to The RMR Group Inc. of $0.52 Per Share and Adjusted Net Income Attributable to The RMR Group Inc. of $0.54 Per Share, Both Increases of over 20% from the Second Quarter Last Year
______________________________________________________________________________

Newton, MA (May 10, 2018). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended March 31, 2018.

Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the second quarter fiscal 2018 results:

"During the second quarter we increased revenues by 9%, net income attributable to The RMR Group Inc. by 21% and Adjusted EBITDA by 6% as compared to a year ago. These operating results are even more noteworthy considering the headwinds facing REIT share prices and the $0.02 per share impact this quarter from one-time items associated with separation costs and share award accelerations.

This quarter, we continued positioning ourselves for further growth by helping Select Income REIT complete the IPO of our fifth Managed Equity REIT, Industrial Logistics Properties Trust, which is an industrial REIT. With more than $250 million of cash on hand and no debt, we are well positioned to consider a number of new opportunities for growth in the future."

Second Quarter Fiscal 2018 Highlights:

•	Total revenues for the quarter ended March 31, 2018 were $59.3 million, compared to total revenues for the quarter ended March 31, 2017 of $54.3 million.

•
For the three months ended March 31, 2018, net income was $19.6 million and net income attributable to The RMR Group Inc. was $8.4 million, or $0.52 per diluted share, compared to net income of $17.7 million and net income attributable to The RMR Group Inc. of $6.9 million, or $0.43 per diluted share, for the three months ended March 31, 2017. Net income this quarter included $0.9 million, or $0.02 per share, for the accelerated vesting of The RMR Group Inc. share awards and separation expenses related to former employees and officers. Net income in the second quarter last year included $0.7 million, or $0.01 per share, of transaction and acquisition related costs.

•	The RMR Group Inc. earned management services revenues for the three months ended March 31, 2018 and 2017 from the following sources (dollars in thousands):

	Three Months Ended March 31,
	2018		2017
Managed Equity REITs (1)	$39,460	84.8%	$36,715	84.9%
Managed Operators (2)	6,339	13.6%	6,091	14.1%
Other	760	1.6%	452	1.0%
Total Management Services Revenues	46,559	100.0%	43,258	100.0%

(1)
Managed Equity REITs collectively refers to: Government Properties Income Trust (GOV), Hospitality Properties Trust (HPT), Industrial Logistics Properties Trust (ILPT), Select Income REIT (SIR) and Senior Housing Properties Trust (SNH). ILPT was a wholly-owned subsidiary of SIR until the completion of ILPT's initial public offering on January 17, 2018.

(2)	Managed Operators collectively refers to: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation and TravelCenters of America LLC (TA).

•
For the three months ended March 31, 2018, Adjusted EBITDA was $28.3 million and Adjusted EBITDA Margin was 56.5%, compared to Adjusted EBITDA of $26.6 million and Adjusted EBITDA Margin of 57.0% for the three months ended March 31, 2017. Adjusted EBITDA Margin equals Adjusted EBITDA divided by the contractual management and advisory fees earned from The RMR Group LLC’s client companies. These contractual management and advisory fees are calculated pursuant to The RMR Group LLC’s contracts with its client companies and do not deduct non-cash asset amortization recognized in accordance with U.S. generally accepted accounting principles, or GAAP, as a reduction to management services revenues. Adjusted EBITDA and Adjusted EBITDA Margin are calculated on recurring revenues and do not include incentive business management fees earned.

•	As of March 31, 2018, The RMR Group Inc. had approximately $30.0 billion of total assets under management, compared to total assets under management of $27.6 billion as of March 31, 2017.

•	As of March 31, 2018, The RMR Group Inc. had approximately $276 million in cash and cash equivalents on a consolidated basis with no outstanding debt obligations.

Reconciliations to GAAP:

Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to Adjusted net income attributable to The RMR Group Inc., EBITDA and Adjusted EBITDA as well as calculations of Adjusted EBITDA Margin appear later in this press release. Also, comparisons of The RMR Group Inc.'s revenues, Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, net income and net income attributable to The RMR Group Inc. for the three and six months ended March 31, 2018 to the three and six months ended March 31, 2017 are presented later in this press release.

Total Assets Under Management:

The calculation of total assets under management includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company, the managed assets of RMR Real Estate Income Fund and the equity of Tremont Mortgage Trust (TRMT), plus (iv) the contributed capital of and outstanding principal of loans serviced for certain private clients. This calculation of total assets under management may include amounts in respect of the Managed Equity REITs that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements, which are based, in part, upon the lesser of the historical cost of real estate assets or total market capitalization. For information on the calculation of assets under management of the Managed Equity REITs for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.'s SEC filings are available at the SEC website: www.sec.gov.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, Adam Portnoy, and Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal second quarter ended March 31, 2018 financial results.

The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, May 17, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10118600. The transcription, recording and retransmission in any way of The RMR Group Inc.'s fiscal second quarter ended March 31, 2018 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.

About The RMR Group Inc.

The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of March 31, 2018, The RMR Group LLC had approximately $30.0 billion of total assets under management, including more than 1,700 properties, and employed over 550 real estate professionals in more than 35 offices throughout the United States; and the companies managed by The RMR Group LLC collectively had approximately 52,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS “OUTLOOK”, “BELIEVE”, “EXPECT”, “POTENTIAL”, “WILL”, “MAY”, “ESTIMATE”, “ANTICIPATE”, AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND THE RMR GROUP INC.'S CONTROL. FOR EXAMPLE:

•
MR. PORTNOY STATES THAT THE RMR GROUP INC., OR RMR, CONTINUED POSITIONING ITSELF FOR FURTHER GROWTH BY HELPING SELECT INCOME REIT, OR SIR, COMPLETE THE IPO OF ITS FIFTH MANAGED EQUITY REIT, INDUSTRIAL LOGISTICS PROPERTIES TRUST, OR ILPT. THIS MAY IMPLY THAT RMR WILL BE ABLE TO CONTINUE GROWING AND DIVERSIFYING ITS BUSINESS IN THE FUTURE. HOWEVER, THERE CAN BE NO ASSURANCE THAT RMR WILL BE ABLE TO GROW AND DIVERSIFY ITS BUSINESS IN THE FUTURE. IN FACT, RMR'S BUSINESS COULD BECOME SMALLER AND LESS DIVERSIFIED IN THE FUTURE. IN ADDITION, ANY FURTHER REVENUE STREAM DIVERSIFICATION THAT RMR MAY REALIZE MAY NOT IMPROVE ITS PROFITABILITY OR GROWTH.

•
MR. PORTNOY STATES THAT RMR HAS MORE THAN $250 MILLION OF CASH ON HAND AND NO DEBT, AND THAT RMR IS WELL POSITIONED TO CONSIDER A NUMBER OF NEW OPPORTUNITIES FOR GROWTH IN THE FUTURE. THIS MAY IMPLY THAT RMR WILL IDENTIFY AND SUCCESSFULLY IMPLEMENT AND EXECUTE ANY NEW OPPORTUNITIES THAT IT MAY DECIDE TO PURSUE. HOWEVER, RMR MAY NOT SUCCEED IN THIS REGARD.

THE INFORMATION CONTAINED IN THE RMR GROUP INC.’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN THE RMR GROUP INC.’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE. THE RMR GROUP INC.’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.
EXCEPT AS REQUIRED BY LAW, THE RMR GROUP INC. UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Revenues
Management services (1)	$46,559	$43,258	$95,129	$85,985
Incentive business management fees	—	—	155,881	52,407
Reimbursable payroll related and other costs	11,657	10,034	24,365	19,184
Advisory services	1,065	1,004	2,447	2,014
Total revenues	59,281	54,296	277,822	159,590
Expenses
Compensation and benefits	28,073	22,983	54,270	45,287
Equity based compensation	1,217	1,566	3,938	2,494
Separation costs	136	—	136	—
Total compensation and benefits expense	29,426	24,549	58,344	47,781
General and administrative	7,024	6,453	13,730	12,294
Transaction and acquisition related costs	—	693	142	693
Depreciation and amortization	372	528	752	1,083
Total expenses	36,822	32,223	72,968	61,851
Operating income	22,459	22,073	204,854	97,739
Interest and other income	1,076	450	1,860	657
Tax receivable agreement remeasurement	—	—	24,710	—
Income before income tax expense and equity in losses of investees	23,535	22,523	231,424	98,396
Income tax expense	(3,681)	(4,610)	(52,024)	(20,283)
Equity in losses of investees	(212)	(165)	(434)	(165)
Net income	19,642	17,748	178,966	77,948
Net income attributable to noncontrolling interest	(11,286)	(10,865)	(99,490)	(47,555)
Net income attributable to The RMR Group Inc.	8,356	6,883	79,476	30,393

Weighted average common shares outstanding - basic	16,069	16,025	16,064	16,025
Weighted average common shares outstanding - diluted	16,105	16,042	16,095	16,036

Net income attributable to The RMR Group Inc. per common share - basic	$0.52	$0.43	$4.92	$1.89
Net income attributable to The RMR Group Inc. per common share - diluted	$0.52	$0.43	$4.91	$1.89

(1)    Includes business management fees earned from the Managed Equity REITs based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents for each Managed Equity REIT: a summary of its primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of March 31, 2018 and 2017, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or Market Capitalization (a)
		As of March 31,
REIT	Primary Strategy	2018	2017
GOV	Office properties leased to government and private sector tenants	$3,584,960	$2,223,261
HPT	Hotels and travel centers	8,300,521	8,909,423
ILPT	Industrial and logistics properties	1,452,901	—
SIR	Land and properties primarily leased to single tenants	3,437,363	4,693,229
SNH	Senior living, medical office and life science properties	7,405,208	8,241,673
		$24,180,953	$24,067,586

(a)
The basis on which our base business management fees are calculated for the three and six months ended March 31, 2018 and 2017 may differ from the basis at the end of the periods presented in the table above. As of March 31, 2018, the market capitalization was lower than the historical costs of assets under management for HPT and SNH; the historical costs of assets under management for HPT and SNH as of March 31, 2018, were $9,991,688 and $8,543,018, respectively. For GOV, ILPT and SIR, the historical costs of assets under management were lower than their market capitalization of $3,616,572, $1,672,952 and $3,462,202, respectively, calculated as of March 31, 2018.

The RMR Group Inc.
Calculation of Adjusted Net Income Attributable to The RMR Group Inc.
(dollars in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the below information regarding certain individually significant items occurring or impacting its financial results for the three months ended March 31, 2018 and 2017 for supplemental informational purposes and to enhance understanding of The RMR Group Inc.'s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.'s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.'s condensed consolidated statements of income.

	Three Months Ended March 31, 2018
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$8,356	$0.52
Share accelerations, net of noncontrolling interest (1)	284	0.02
Separation costs, net of noncontrolling interest (2)	50	—
Adjusted net income attributable to The RMR Group Inc.	$8,690	$0.54

(1)
Includes $466 from the acceleration of Barry Portnoy's unvested common share awards and $316 from the acceleration of David Hegarty's unvested common share awards, adjusted to reflect amounts attributable to the noncontrolling interest and for tax at a rate of approximately 15.6%.

(2)	Includes $136 of separation costs, adjusted to reflect amounts attributable to the noncontrolling interest and for tax at a rate of approximately 15.6%.

	Three Months Ended March 31, 2017
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$6,883	$0.43
Transaction and acquisition related costs, net of noncontrolling interest (1)	216	0.01
Adjusted net income attributable to The RMR Group Inc.	$7,099	$0.44

(1)	Includes $693 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and for tax at a rate of approximately 20.6%.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$19,642	$17,748	$178,966	$77,948
Plus: income tax expense	3,681	4,610	52,024	20,283
Plus: depreciation and amortization	372	528	752	1,083
EBITDA	23,695	22,886	231,742	99,314
Plus: other asset amortization	2,354	2,354	4,708	4,708
Plus: operating expenses paid in The RMR Group Inc.'s common shares	1,901	737	2,467	875
Plus: separation costs	136	—	136	—
Plus: transaction and acquisition related costs	—	693	142	693
Plus: business email compromise fraud costs	—	—	225	—
Less: tax receivable agreement remeasurement due to the Tax Cuts and Jobs Act	—	—	(24,710)	—
Less: incentive business management fees earned	—	—	(155,881)	(52,407)
Certain other net adjustments	165	(95)	(38)	(503)
Adjusted EBITDA	$28,251	$26,575	$58,791	$52,680

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding
any incentive business management fees)(2)	$49,978	$46,616	$102,284	$92,707
Adjusted EBITDA	$28,251	$26,575	$58,791	$52,680
Adjusted EBITDA Margin	56.5%	57.0%	57.5%	56.8%

(1)
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and operating income. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as income tax expense, depreciation and amortization, other asset amortization, operating expenses paid in The RMR Group Inc.'s common shares, separation costs, transaction and acquisition related costs, business email compromise fraud costs, tax receivable agreement remeasurement due to the Tax Cuts and Jobs Act, incentive business management fees earned, and certain other net adjustments, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or operating income as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.'s condensed consolidated statements of income. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
These contractual management fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended March 31, 2018 and 2017 and $4,708 for each of the six months ended March 31, 2018 and 2017, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $155,881 and $52,407 that The RMR Group Inc. recognized under GAAP during the six months ended March 31, 2018 and 2017, respectively, which were earned for the calendar years 2018 and 2017, respectively.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	September 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$276,360	$108,640
Due from related parties	24,721	25,161
Prepaid and other current assets	8,428	7,092
Total current assets	309,509	140,893

Total property and equipment, net	2,728	3,276
Due from related parties, net of current portion	6,502	7,551
Equity method investments	11,585	12,162
Goodwill	1,859	1,859
Intangible assets, net of amortization	418	462
Deferred tax asset	25,092	45,541
Other assets, net of amortization	167,268	171,975
Total assets	$524,961	$383,719

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$50,212	$26,414
Total current liabilities	50,212	26,414
Long term portion of deferred rent payable, net of current portion	1,117	1,028
Amounts due pursuant to tax receivable agreement, net of current portion	34,354	59,063
Employer compensation liability, net of current portion	6,502	7,551
Total liabilities	92,185	94,056

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,174,463 shares issued and outstanding	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	98,217	95,878
Retained earnings	166,312	86,836
Cumulative other comprehensive income	83	84
Cumulative common distributions	(41,379)	(33,298)
Total shareholders’ equity	223,264	149,531
Noncontrolling interest	209,512	140,132
Total equity	432,776	289,663
Total liabilities and equity	$524,961	$383,719

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